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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 30, 2003

                              KRAMONT REALTY TRUST
               (Exact Name of Registrant as Specified in Charter)


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
         Maryland                              1-15923                     25-6703702
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(State or other jurisdiction of        (Commission File Number)          (I.R.S. Employer
incorporation or  organization)                                          Identification No.)
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                                 Plymouth Plaza
                            580 West Germantown Pike
                      Plymouth Meeting, Pennsylvania 19462
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          (Address, including zip code, of Principal Executive Offices)
       Registrant's telephone number, including area code: (610) 825-7100
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ITEM 5.  OTHER EVENTS.

      On December 30, 2003, we entered into a Purchase Agreement with the various Purchasers, Investment Advisers and Broker-Dealers named in the Purchase Agreement, pursuant to which we agreed to issue and sell 2,400,000 of our 8.25% Series E Cumulative Preferred Shares of beneficial interest in a public offering at $25.00 per share, for an aggregate purchase price of $60,000,000. The Series E preferred shares have no stated maturity or sinking fund requirements and may be redeemed by us on or after December 30, 2008. Cohen & Steers Capital Advisors, LLC acted as Placement Agent in connection with the offering. We sold and issued these shares on December 30, 2003. We estimate the net proceeds to us from this offering will be approximately $58,500,000. In conjunction with this offering, we have filed a Supplemental Prospectus dated December 29, 2003 pursuant to Rule 424(b) of the Securities Act of 1933, which is incorporated herein by reference.

ITEM 7.  EXHIBITS.

10.1 A letter agreement, dated December 30, 2003, by and between Kramont Realty Trust and Cohen & Steers Capital Advisors, LLC, as placement agent(1).

99.1  Press Release Announcing the Offering dated December 30, 2003.


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(1) Exhibits and Annexes to the letter agreement will be made available to the
Securities and Exchange Commission upon request.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                KRAMONT REALTY TRUST




Date: December 30, 2003                         By:     /s/ Carl E. Kraus
                                                        -----------------
                                                        Carl E. Kraus
                                                        Chief Financial Officer


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